                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on October 1, 1999) and related Prospectus of The InterCept Group for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1999, with respect to the financial statements of SBS Data Services, Inc. included in the Current Report on Form 8-K/A filed September 30, 1999, both filed with the Securities and Exchange Commission.



/s/ Hardman, Guess, Frost & Cummings, P.C.

Birmingham, Alabama
September 29, 1999